SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported)            September 30, 2002

SYS
 (Exact Name of Registrant as Specified in Charter)

California                                                         000-04169                                     95-2467354
(State or Other Jurisdiction                             (Commission                                  (IRS Employer
 of Incorporation)                                            File Number)                      Identification Number)

9620 Chesapeake Drive, Suite 201, San Diego, CA                                                    92123
(Address of Principal Executive Offices)                                                                (Zip Code)

Registrant=s telephone number, including area code:            (858) 715-5500

(none)
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Event

    As of March 31, 2002, the Company had developed certain software for internal use.  Upon the establishment of technological feasibility, the related costs were capitalized in the Company's financial statements in accordance with accounting principles generally accepted in the United States of America ("USGAAP").  However, during the audit of its financial statements for the year ended June 30, 2002, the Company determined that the amounts capitalized in the financial statements included in the Quarterly Reports on Form 10-QSB that it had filed for the periods ended December 29, 2001 and March 30, 2002 included indirect costs which was not in accordance with USGAAP.  As a result, the Company had understated contract costs and overstated income before income taxes by $33,000 for the three months ended December 29, 2001, $103,000 for the three months ended March 30, 2002 and $136,000 for the nine months ended March 30, 2002.  Attached are a condensed consolidated balance sheet as of March 30, 2002 and condensed consolidated statements of income for the three and nine months ended March 30, 2002 showing the amounts previously reported and the amounts adjusted to eliminate the indirect costs erroneously capitalized.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                                                                                                            SYS
                                                                                                                        (Registrant)

Date:  September 30, 2002                                                                By:  /s/ Michael W. Fink
                                                                                                                Michael W. Fink, Secretary